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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on From S-8 to the Registration Statement on Form S-4 of our report dated March 12, 1999 relating to the financial statements of Michigan Educational Employees Mutual Insurance Company, which appears in Professionals Group, Inc.'s Current Report on Form 8-K/A (Amendment No. 1) dated July 1, 1999 and filed on September 13, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Grand Rapids, MI
January 22, 2002